Exhibit 99.2

MPC CORPORATION SIGNS SERVICES AGREEMENT WITH LEADING ELECTRONICS MANUFACTURING SERVICES PROVIDER

Nampa, ID, December 5, 2007 — MPC Corporation (AMEX:MPZ) today announced that it has signed a services agreement with Flextronics Computing, a segment of Flextronics (NASDAQ:FLEX). Under the terms of the agreement, Flextronics Computing will provide MPC with supply chain consulting services and materials procurement services for its US-based PC business.

“This relationship is a major element of MPC’s strategic plan,” said John P. Yeros, Chairman and Chief Executive Officers of MPC. “Flextronics Computing offers world-class capabilities ranging from new product design to end-to-end vertically integrated global supply chain services. We look forward to working with them to bring maximum productivity to our supply chain operations.”

“We are pleased to expand our relationship with MPC,” said Sean Burke, President of Flextronics Computing. “We believe that our expertise will prove highly valuable in lowering MPC’s costs and improving its efficiency.”

About MPC Corporation

MPC Corporation (AMEX: MPZ), a major US PC vendor since 1991, provides enterprise IT hardware solutions to small-and-medium businesses, government agencies and education organizations. With its acquisition of Gateway’s Professional business in October 2007, MPC became one of the leaders in the US market providing PCs, servers and storage products to professional customers. MPC provides additional value with an industry-leading level of service and support. For more information, visit MPC online at www.mpccorp.com.

About Flextronics

Headquartered in Singapore, Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to automotive, computing, consumer digital, industrial, infrastructure, medical and mobile OEMs.

Cautionary Statement

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of MPC Corporation to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Other factors that could materially affect such forward-looking statements can be found in MPC Corporation’s filings with the Securities and Exchange Commission, including risk factors, at www.sec.gov. Investors, potential investors and other readers are urged to consider these risk factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements in this press release include statements with regard to maximizing productivity to MPC’s supply chain operations, and with respect to possible lowering of MPC’s costs and improvement of efficiency. There is no assurance that the new strategic relationship with Flextronics will achieve its anticipated results. The forward-looking statements made herein are only made as of the date of this press release and MPC Corporation undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Company Contact	Investor Relations Contact	Media Contact
Angela Lewton	Harriet Fried / Jody Burfening	Dolores Naney
MPC Corporation	Lippert/Heilshorn & Assoc.	Lippert/Heilshorn & Assoc
208-893-3843	(212) 838-3777	(212) 838-3777
Amlewton&mpccorp.com	hfried@lhai.com	dnaney@lhai.com